UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2010

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 238-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the appointment by Two Harbors Investment Corp. of BNY Mellon to serve as its new transfer agent, as discussed further under Item 8.01 of this Current Report, effective as of December 13, 2010, the company appointed Mellon Investors Services LLC to serve as the Warrant Agent for the company’s warrants to purchase common stock, replacing Continental Stock Transfer and Trust Company.  A copy of the Second Amendment to Warrant Agreement between the company and Mellon Investor Services LLC (the “Amendment”)  is filed as Exhibit 99.1 to this Current Report.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

(a)           The matters set forth in Item 1.01 are hereby incorporated by reference.  The Amendment does not affect or otherwise modify the rights of the warrant holders.

ITEM 8.01	OTHER EVENTS

Effective December 13, 2010, Two Harbors Investment Corp. appointed The Bank of New York Mellon Shareowner Services (“BNY Mellon”) to serve as the Transfer Agent for the company’s common stock, replacing Continental Stock Transfer and Trust Company.

Shareholders of Two Harbors can contact BNY Mellon as follows:

By Phone:	U.S. Toll Free:	(800) 851-9677
	International:	(201) 680-6578
	TDD (for hearing impaired):	(800) 231-5469

On the Internet:	https://www.bnymellon.com/shareowner/equityaccess

By Email:	shrrelations@bnymellon.com

By Mail:	BNY Mellon Shareowner Services
P.O. Box 3580160
Pittsburgh, PA 15252-8010

By Overnight Delivery or Registered Mail:		BNY Mellon Shareowner Services
500 Ross Street - 6th Floor
Pittsburgh, PA 15262

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Second Amendment to Warrant Agreement dated effective as of December 13, 2010 by and between Two Harbors Investment Corp. and Mellon Investor Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: December 13, 2010